EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACOUNTANTS



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 15, 2001, relating to the consolidated financial statements of DBS Industries, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSE COOPERS LLP

San Francisco, California
January 8, 2002